Exhibit 99.2

STAR EQUITY HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS – AUGUST 21, 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Star Equity Holdings, Inc., a Delaware corporation (the “Company”), hereby appoints Richard K. Coleman, Jr. and Jeffrey E. Eberwein, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company’s Special Meeting of the Stockholders (the “Special Meeting”) to be held on August 21, 2025, at 10:00 a.m., local time, at the offices of the Company located at 53 Forest Avenue, Suite 102, Old Greenwich, Connecticut 06870, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Special Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors (the “Board”). The proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting in accordance with their discretion.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

The Board recommends a vote FOR Proposals 1 and 2.

1.

To adopt and approve the Agreement and Plan of Merger, dated as of May 21, 2025, by and among Hudson Global, Inc. (“Hudson”), HSON Merger Sub, Inc. (“Merger Sub”) and the Company, pursuant to which the Company shall merge with and into Merger Sub, with the Company surviving the merger as a wholly-owned subsidiary of Hudson (the “Merger”).

FOR ☐   AGAINST ☐   ABSTAIN ☐

2.

To approve the adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve Proposal 1 (the Merger Proposal) or to ensure that any supplemental or amended disclosure is timely provided to Company stockholders.

FOR ☐   AGAINST ☐   ABSTAIN ☐

This proxy may be revoked prior to the time it is voted by delivering to the Corporate Secretary of the Company either a written revocation or a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

See reverse side for additional instructions

PLEASE ACT PROMPTLY

PLEASE SIGN AND DATE THIS PROXY CARD

AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

DATE: ___________________
(Signature of Stockholder)

DATE: ___________________
(Signature of Stockholder)

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.